SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K



                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  March 31, 1995


                         SHOWBOAT, INC.
       (Exact name of registrant as specified in charter)


         Nevada                  1-7123            880090766
(State or other jurisdiction   (Commission       (IRS Employer
 of incorporation)             File Number)   Identification No.)


2800 Fremont Street, Las Vegas, Nevada                    89104
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (702) 385-9123



                         Not Applicable
 (Former name or former address, if changed since last report)





Item 5.  OTHER EVENTS

      On March 31, 1995, Showboat, Inc., a publicly-traded Nevada corporation ("Company"), and its wholly owned subsidiaries, Lake Pontchartrain Showboat, Inc., a Nevada corporation ("LPS"), and Showboat Louisiana, Inc., a Nevada corporation ("SLI"), entered into an agreement with Players Riverboat, LLC, a Louisiana limited liability company ("PRL"), Players Riverboat Management, Inc., a Nevada corporation ("PRM") and Players International, a Nevada corporation ("Players"), to sell 100% of the partnership interests of the Showboat Star Partnership, a Louisiana general partnership wholly owned by LPS and SLI, to PRL and PRM
("Agreement"). Under the terms of the Agreement, PRL and PRM paid $52 million, subject to adjustment, for the partnership interests.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

EXHIBIT NO.                                  DESCRIPTION

99.01                         Agreement  for  Sale  of  Partnership
                              Interests  among  Lake  Pontchartrain
                              Showboat, Inc.,   Showboat  Louisiana,
                              Inc., Showboat, Inc., Players Riverboat,
                              LLC,  Players Riverboat Management, Inc.
                              and  Players  International, Inc. dated
                              March 31, 1995.




                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SHOWBOAT, INC.
                         (Registrant)



Dated:                   By:/s/Leann Schneider
                          Leann Schneider
                          Vice President Finance and
                          Chief Financial Officer


                          EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION                        PAGE NO.

99.01               Agreement    for     Sale    of
                    Partnership   Interests   among
                    Lake   Pontchartrain  Showboat,
                    Inc., Showboat Louisiana, Inc.,
                    Showboat,    Inc.,      Players
                    Riverboat,    LLC,      Players
                    Riverboat Management, Inc.  and
                    Players   International,   Inc.
                    dated March 31, 1995.